SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 19, 2016
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Shareholders voted upon the proposals set forth below at the Company’s 2016 Annual Shareholders Meeting held on May 19, 2016. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1)     Proposal to reelect Eileen C. Miskell, Carl Ribeiro, John H. Spurr Jr., and Thomas R. Venables to serve as Class II Directors. All nominees were reelected. The results of voting on this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Eileen C. Miskell	20,491,135	324,249	45,583	3,203,719
Carl Ribeiro	20,522,790	293,566	44,612	3,203,719
John H. Spurr, Jr.	20,493,716	314,707	52,546	3,203,719
Thomas R. Venables	19,932,435	872,945	55,588	3,203,719

(2)     Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
23,843,955	170,513	50,218	--

(3)    Proposal to approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
19,725,857	1,083,504	51,607	3,203,719

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	May 24, 2016	By:	/s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL